CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the accompanying Annual Report of Superior Oil and Gas Co. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2007 (the “Report”), I, Daniel Lloyd, Chief Financial Officer of the Company, hereby certify that to my knowledge:

(1) The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2008
/s/ Daniel Lloyd

Daniel Lloyd
Chief Financial Officer

The above certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350) and is not being filed as part of the Form 10-K or as a separate disclosure document.

Exhibit 32.1
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